UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                         -------------------------------

                                   FORM 8-K/A

                         -------------------------------

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934


     January 4, 1999                                          0-14871
-------------------------                             --------------------------
(Date of earliest report)                              (Commission File Number)


                             ML MEDIA PARTNERS, L.P.
             (Exact name of registrant as specified in its charter)


             New York                                       13-3221085
------------------------------------                  --------------------------
   (State or other jurisdiction                            (I.R.S. Employer
  of incorporation or organization)                     Identification Number)




       World Financial Center, South Tower, New York, New York 10080-6108
       ------------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)



                                 (212) 236-6577
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


                                 Not Applicable
         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Item 2.   Acquisition or Disposition of Assets.
------

     On January 4, 1999, ML Media Partners, L.P. (the "Partnership") consummated the previously reported sale to Citicasters Co., a subsidiary of Jacor Communications, Inc. ("Citicasters"), of substantially all of the assets, other than cash and accounts receivable, used in the operations of the Partnership's radio stations, KORG (AM) and KEZY-FM, serving Anaheim, California (the "Stations"), pursuant to the Asset Purchase Agreement (the "Agreement") dated September 14, 1998, as amended.

     The base purchase price for the Stations was $30,100,000, subject to certain adjustments for the apportionment of income and liabilities as of the closing date, as provided for in the Agreement.

     Pursuant to the Agreement, the Partnership deposited $1,000,000 into an Indemnity Escrow Account against which Citicasters may make indemnification claims for a period of one year after the closing. In addition, the Partnership intends to hold a portion of the purchase price in reserve to pay (or to reserve for payment of) expenses and liabilities relating to the operations of the Stations prior to the sale as well as winddown expenses, sale-related expenses, contingent obligations of the Stations and other debts and obligations of the Partnership, including deferred reimbursable expenses owed to the General Partner.

     The amount and timing of distributions of the remaining proceeds from the sale of the Stations will be made to partners of record as of January 4, 1999, in accordance with the terms of the Partnership's Partnership Agreement. It is expected that such distribution of net sales proceeds will be made by the end of the first quarter of 1999. To the extent any amounts reserved or paid into escrow as described above are subsequently released, such amounts will be distributed to partners of record as of the date of such release.


Item 7.   Financial Statements and Exhibits.

     Exhibit 1 - Asset Purchase Agreement dated September 14, 1998, between ML Media Partners, L.P. and Citicasters.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    ML MEDIA PARTNERS, L.P.

                                    By:  Media Management Partners,
                                          General Partner

                                    By:  RP Media Management,
                                          General Partner

                                    By:  IMP Media Management,
                                          Inc.


Dated January 20, 1999              By:  /s/ Elizabeth McNey Yates
                                         --------------------------------------
                                         Elizabeth McNey Yates
                                         Vice President